EXHIBIT 99.2

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                        [LOGO] Sistersville [Letterhead]
                        ================================
                                 Bancorp, Inc.

                         726 Wells Street, P.O. Box 187
                             Sistersville, WV 26175
                                  304-652-3671



FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION CONTACT:
---------------------                   --------------------------------
December 3, 1998                        Stanley M. Kiser
                                        President & CEO
                                        (304) 652-3671



                      SISTERSVILLE BANCORP, INC. ANNOUNCES
                         COMPLETION OF STOCK REPURCHASE


     Sistersville, West Virginia - Sistersville Bancorp, Inc., the parent holding company of First Federal Savings Bank, today announced it has completed the repurchase of 31,417 shares, or 5% of the Company's outstanding common stock, through open market purchases.

     First Federal Savings Bank is a federally-chartered savings bank which conducts business in Sistersville, West Virginia. The Bank's deposits are insured to the maximum legal amount by the Federal Deposit Insurance Corporation
(FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC".